Exhibit 10.4

AMENDMENT TO

INVESTOR RIGHTS AGREEMENT

This Amendment to the Investor Rights Agreement (this “Amendment”) is entered into effective as of June 17, 2026 by and among Georgia Banking Company, Inc., a Georgia corporation (the “Company”), and each of the investors identified on the signature pages hereto (each an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company and the Investors are parties to those certain Investor Rights Agreements, each dated December 31, 2020 (the “Investor Rights Agreements”), pursuant to which the Company granted to the Investors certain rights with respect to board representation; and

WHEREAS, the Company and the Investors have agreed to amend the Investor Rights Agreements as provided for herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1.            Amendments.

(a)            Section 1(a) of the Investor Rights Agreements is hereby amended and restated to read as follows:

“Following the Closing, the Company will promptly cause one representative of the Investor (the “Board Representative”) to be elected or appointed to the board of directors of the Company (for the avoidance of doubt, in this instance referring to the board of directors of Wingshooter Acquisition Corp.). Following the Acquisition, the Company will promptly cause the Board Representative to be elected or appointed to the board of directors of the Company (for the avoidance of doubt, in this instance referring to the board of directors of Georgia Banking Company) (the “Board of Directors”), and the board of directors of the Bank (the “Bank Board”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Company and the Bank (the “Qualification Requirements”), in each case, so long as the Investor, together with its Affiliates, beneficially owns in the aggregate at least the lesser of either 50% of the total Shares or Converted Shares, as applicable, purchased by the Investor pursuant to the Stock Purchase Agreement or 4.9% of the Common Stock then outstanding (the “Minimum Ownership Interest”). So long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, the Company will, subject to applicable law, recommend to its shareholders the election of the Board Representative to the Board of Directors at any special meeting or annual meeting of the Company’s shareholders called for the purpose of the election of directors, as applicable, subject to satisfaction of the Qualification Requirements. So long as the Investor, together with its Affiliates, satisfies the Minimum Ownership Interest, the Company will, subject to applicable law, elect or appoint the Board Representative to the Bank Board at any special meeting or annual meeting of the Bank’s shareholders called for the purpose of the election of directors, as applicable, subject to satisfaction of the Qualification Requirements. If the Investor no longer satisfies the Minimum Ownership Interest, the Investor will have no further rights under Sections 1(a) through 1(e) and, at the written request of the Board of Directors, use its commercially reasonable efforts to cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter.”

(b)            Section 1(c) of the Investor Rights Agreements is hereby amended and restated to read as follows:

“Subject to Section 1(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of its Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement must satisfy the Qualification Requirements. The Board of Directors and the Bank Board shall use their respective commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person, use commercially reasonable efforts to have such person elected as director of the Company by the shareholders of the Company and solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors, as the case may be. If a Board Representative is nominated by the Company for election to the Board of Directors or the Bank Board, but fails to be elected, then subject to the proviso set forth in this Section 1(c) below, the Company or the Bank shall, as soon as practicable thereafter, subject to applicable law, increase the size of such board of directors and, following the procedures set forth above in this Section 1, appoint an individual designated in writing by the Investor who meets the Qualification Requirements to be the Board Representative (such individual to be different from the individual who was not elected) to the Board of Directors of the Company and/or the Bank Board (as the case may be).”

2.            Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Investor Rights Agreements, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

3.            Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories, as of the date first indicated above.

COMPANY:

GEORGIA BANKING COMPANY, INC.

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.
Chief Executive Officer

[Signature Page to Amendment to Investor Rights Agreements]

INVESTORS:

PATRIOT FINANCIAL PARTNERS III, L.P.

By:	/s/ James Deutsch
James Deutsch, Managing Partner

[Signature Page to Amendment to Investor Rights Agreements]

/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.

[Signature Page to Amendment to Investor Rights Agreements]